EXHIBIT 5.1


                        Oppenheimer Wolff & Donnelly LLP
                            500 Newport Center Drive

                                    Suite 700
                         Newport Beach, California 92660
                             (949) {719} [823]-6000
                          (949) {719} [823]-6100 (Fax)




                                   {__________________, 1999} [January 31, 2000]



Cornerstone [Realty Fund] {Industrial Properties Income and Growth Fund I}, LLC 4590 MacArthur Blvd.
Suite 610
Newport Beach, CA  92660

         Re: Cornerstone {Industrial Properties Income and Growth Fund I} [Realty Fund], LLC Legality of the Securities Being Registered


Gentlemen:

         In connection with the registration of Units of limited liability company interests of Cornerstone Realty Fund, LLC, a California limited liability company (the "Fund") under the Securities Act of 1933, as amended, you have requested our opinion as to whether the Units of limited liability company interests, when issued, will be lawfully and validly issued, fully paid and non-assessable.

         For purposes of rendering this opinion, we have examined originals or copies of the documents listed below. In conducting such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and conformity to original documents of all documents submitted to us as copies. The documents we have examined are:

         1. The Form S-11 Registration Statement which was initially filed by the Fund with the Securities and Exchange Commission on {March __}[April 20], 1999, as amended, (the "Registration Statement");

         2.       The   Articles   of   Organization   of   the   Fund  filed on
October 28, 1998;


         3[.      The Limited Liability Company Certificate of  Amendment  filed on August 18, 1999;

         4. The Limited Liability Company Certificate of Amendment filed on January 26, 2000; and

         5].      The    Operating    Agreement    of   the   Fund   dated as of
January, 2000;



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         {4. The form or Certificate of Limited Liability Company Units which is to be issued to Members of the Fund.

         }In addition, in rendering this opinion, we have relied upon your representation that the Units of limited liability company interests will be offered to the public in the manner and on the terms identified or referred to in the Registration Statement.


         Based upon and subject to the forgoing and the effect, if any, of the matters discussed below, after having given due regard to such issues of law as we deemed relevant, and assuming that (i) the Registration Statement becomes and remains effective, and the prospectus which is part thereof, and the prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act of 1933, as amended, throughout all periods relevant to this opinion, (ii) all offers and sales of the Units of limited liability company interest are made in a manner complying with the terms of the Registration Statement, and (iii) all offers and sales of the Units of limited liability company interests are in compliance with the securities laws of the states having jurisdiction thereto, we are of the opinion that the Units of limited liability company interests, when issued, will be lawfully and validly issued, fully paid and non-assessable.

         This opinion is furnished to you in connection with the registration of Units of limited liability company interests in the Fund, is solely for your benefit, and may not be relied on by, nor copies delivered to, any other person or entity without our prior written consent by anyone other than you and the investors in the Fund. Notwithstanding the preceding sentence we hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,


                                 /S/ OPPENHEIMER WOLFF & DONNELLY LLP
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